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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

KINDER MORGAN CANADA LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

[    •    ], 2018

Dear shareholder:

        As you know, on May 29, 2018, Kinder Morgan Canada Limited (the "Company") entered into a share and unit purchase agreement (the "Purchase Agreement") among Kinder Morgan Canada Cochin ULC, Her Majesty in Right of Canada (the "Purchaser"), the Company and Kinder Morgan, Inc., under which the Purchaser agreed, subject to the terms and conditions of the Purchase Agreement, to buy certain entities indirectly held by the Company, including the owner of the Trans Mountain pipeline system and related expansion project, for cash consideration of CDN$4.5 billion, subject to certain adjustments (the "Transaction"). After receiving all required approvals, including the approval of the Company's shareholders on August 30, 2018, the Transaction was completed on August 31, 2018.

        In connection with the closing of the Transaction, the Company announced that the net cash proceeds, after capital gains taxes, repayment of indebtedness and customary purchase price adjustments, received by the Company as a result of the Transaction would be distributed to holders of restricted voting shares in the capital of the Company ("Restricted Voting Shares") as a return of capital, subject to the approval of the Company's shareholders. In addition, the Company proposes to effect a consolidation (or "reverse stock split") of the Restricted Voting Shares on a one-for-three basis.

        As a result, you are cordially invited to attend a special meeting (the "Meeting") of the Company's shareholders to be held at the Metropolitan Conference Centre, 333—4th Avenue S.W., Calgary, Alberta, on [    •    ], [    •    ], 2018, at [    •    ] [a.m.][p.m.] (Calgary time) to vote on:

  •
  a special resolution (the "Stated Capital Reduction Resolution") authorizing and approving a reduction of the stated capital account of the Restricted Voting Shares by an aggregate amount equal to $1.45 billion (the "Stated Capital Reduction"), for the purposes of (i) effecting a distribution to holders of Restricted Voting Shares by way of a return of capital (the "Return of Capital"), and (ii) providing the Company with additional flexibility to pay dividends in the future if, as and when declared by the board of directors of the Company; and

  •
  a special resolution authorizing and approving, subject to the approval of the Stated Capital Reduction Resolution and after the payment of the Return of Capital, the filing of Articles of Amendment to amend the Company's articles to consolidate the issued and outstanding Restricted Voting Shares and special voting shares in the capital of the Company ("Special Voting Shares" and, collectively with the Restricted Voting Shares, the "Shares") on the basis of one (1) post-consolidation Share for every three (3) pre-consolidation Shares (the "Share Consolidation").

        The full text of the special resolutions are attached as Appendix A and Appendix B to the accompanying information circular and proxy statement. In order to pass the special resolutions, at least two-thirds of the votes cast by the holders of Shares, voting together as a single class, must be for each of the special resolutions.

        Our board of directors has unanimously determined that the matters to be considered at the Meeting are in the best interests of the Company and unanimously recommends that you vote FOR such matters.

        If the special resolutions are approved by the Company's shareholders and the Stated Capital Reduction and the Return of Capital are confirmed by the Company's board of directors promptly thereafter, the Company will, as soon as reasonably practicable thereafter, issue a news release announcing the amount of the Return of Capital and the record date for determining the holders of the Restricted Voting Shares entitled to the Return of Capital and the expected effective date for the Share Consolidation. The Return of Capital is expected to be paid on or about January 3, 2019, and the Restricted Voting Shares are expected to commence trading "ex-distribution" on the Toronto Stock Exchange on or about January 4, 2019. The Company anticipates filing its articles of amendment to affect the Share Consolidation on or about January 4, 2019, and the Restricted Voting Shares are expected to commence trading on the Toronto Stock Exchange on post-consolidated basis on or about January 8, 2019 in accordance with the rules thereof.

        Included with this letter is a package of information with respect to the matters to be voted on at the Meeting, including directions on how to vote. I would encourage you to review it for complete details of the matters, as well as their impact on you.

        Representation of your Shares at the Meeting is very important. I urge you, whether or not you plan to attend the Meeting, to vote promptly over the Internet or by telephone or by mailing a completed proxy card or voting instruction form. Instructions on how to vote begin on page ii of the information circular and proxy statement.

        Thank you for your support.

Sincerely,

Steven J. Kean Chairman and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [    •    ], [    •    ], 2018

To our shareholders:

        A special meeting (the "Meeting") of the holders ("Shareholders") of restricted voting shares ("Restricted Voting Shares") and special voting shares ("Special Voting Shares" and, collectively with the Restricted Voting Shares, "Shares") of Kinder Morgan Canada Limited (the "Company") will be held at the Metropolitan Conference Centre, 333 — 4th Avenue S.W., Calgary, Alberta, on [    •    ], [    •    ], 2018, at [    •    ] [a.m.][p.m.] (Calgary time), for the following purposes, as described in the accompanying information circular and proxy statement (the "proxy statement"):

  •
  to consider, and, if deemed advisable, to approve, with or without variation, a special resolution (the "Stated Capital Reduction Resolution"), the full text of which is included as Appendix A to the accompanying proxy statement, authorizing and approving a reduction of the stated capital account of the Restricted Voting Shares by an aggregate amount equal to $1.45 billion pursuant to Section 38(1) of the Business Corporations Act (Alberta) (the "ABCA"), for the purposes of (i) effecting a distribution to holders of Restricted Voting Shares by way of a return of capital (the "Return of Capital"), and (ii) providing the Company with additional flexibility to pay dividends in the future if, as and when declared by the board of directors of the Company;

  •
  to consider, and, if deemed advisable, to approve, with or without variation, a special resolution, the full text of which is included as Appendix B to the accompanying proxy statement, authorizing and approving, subject to the approval of the Stated Capital Reduction Resolution and after the payment of the Return of Capital, the filing of Articles of Amendment to amend the Company's articles to consolidate the issued and outstanding Restricted Voting Shares and Special Voting Shares pursuant to Section 173(1)(f) of the ABCA on the basis of one (1) post-consolidation Share for every three (3) pre-consolidation Shares; and

  •
  to consider such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

        Holders of Restricted Voting Shares and Special Voting Shares as of the close of business on [    •    ] , 2018, the record date, are entitled to receive notice of and to vote, together as a single class, at the Meeting. A list of all registered holders entitled to vote is on file at our principal offices at Suite 3000, 300—5th Avenue S.W., Calgary, Alberta, and will be available for inspection by any shareholder for any purpose germane to the Meeting during the Meeting and during business hours for ten (10) days prior to the Meeting.

        Even if you plan to attend the Meeting in person, please cast your vote in advance as soon as possible using one of the methods described in the accompanying proxy statement. You may vote over the Internet or by telephone or by mailing a completed proxy card or voting instruction form, as applicable, all as described in the accompanying proxy statement. In order to be valid, proxy cards and votes cast over the Internet and by telephone must be received not less than 48 hours (excluding weekends and holidays) before the time set for the Meeting or any adjournment thereof. If you hold your Shares in street name, then you should follow the instructions on the voting instruction form provided by your broker or other intermediary with respect to the procedures to be followed for voting at the Meeting. Any Shareholder attending the Meeting who presents appropriate documentation described in the accompanying proxy statement may revoke an earlier vote by proxy and vote in person.

IF YOU PLAN TO ATTEND:

        Please note that space constraints make it necessary to limit attendance to Shareholders. Guests of Shareholders will not be admitted. Admission to the Meeting will be on a first-come, first-served basis. Registration will begin at [    •    ] [a.m.][p.m.] (Calgary time), and seating will begin at [    •    ] [a.m.][p.m.] (Calgary time). Shareholders will be asked to present valid picture identification, such as a driver's license or passport. Shareholders holding Restricted Voting Shares or Special Voting Shares in brokerage accounts will also need to bring the voting instruction form that they received from their broker or other intermediary in connection with the Meeting, or a copy of a brokerage statement reflecting ownership of Restricted Voting Shares or Special Voting Shares as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Meeting.

By order of the Board of Directors,

[•], 2018	Steven J. Kean
Calgary, Alberta	Chairman and Chief Executive Officer

SUMMARY
SPECIAL MEETING OF SHAREHOLDERS

        This summary contains highlights about this information circular and proxy statement (the "proxy statement"). This summary does not contain all of the information that you should consider in advance of the Meeting, and we encourage you to read the entire proxy statement carefully before voting.

        Unless stated otherwise or the context otherwise requires, all references in this proxy statement to "we," "us," "our," or the "Company" are to Kinder Morgan Canada Limited. All capitalized terms used herein but not otherwise defined have the meanings set forth under "Glossary of Terms" in this proxy statement.

 MEETING INFORMATION

Date and time:	[•], [•], 2018, [•] [a.m.][p.m.] (Calgary time).
Place:	The Metropolitan Conference Centre, 333—4th Avenue S.W., Calgary, Alberta.
Record date:	The close of business on [•], 2018.
Voting:	Shareholders as of the close of business on the record date may vote. Each Share is entitled to one vote on each matter to be voted upon.
Voting Deadline:

In order to be valid and acted upon at the Meeting, forms of proxy, as well as votes cast over the Internet and by telephone must be received in each case not less than 48 hours (excluding weekends and holidays) before the time set for the Meeting. If you hold your Shares in street name, then you should follow the instructions on the voting instruction form provided by your broker or other intermediary with respect to the procedures to be followed for voting at the Meeting.

MATTERS TO BE VOTED ON AND BOARD RECOMMENDATION

        At the Meeting, Shareholders will be asked to consider the Stated Capital Reduction Resolution and the Share Consolidation Resolution in the forms set forth in Appendix A and Appendix B, respectively, to this proxy statement. Shareholders are urged to review this proxy statement when considering each of the Special Resolutions. In particular, see "Stated Capital Reduction and Return of Capital" and "Share Consolidation".

        Each of the Special Resolutions must be approved by a majority of not less than two-thirds of the votes cast by Shareholders, voting together as a single class, present in person or represented by proxy at the Meeting.

        Unless otherwise directed, the persons named in the accompanying form of proxy for the Meeting intend to vote FOR each of the Special Resolutions.

i

HOW TO VOTE

        You may vote your Shares by any of the following methods:

By Internet	View proxy materials and vote online by following the instructions on your proxy card or voting instruction form.
By Telephone	Vote by telephone by following the instructions on your proxy card or voting instruction form.
By Mail

Vote by completing and returning a signed paper proxy card (if you are the registered holder of your Shares) or by following the vote-by-mail instructions included on the voting instruction form provided by your broker or other intermediary (if your Shares are held beneficially in street name).

In Person at the Meeting

If you are the registered holder of your Shares, you may vote in person at the Meeting. If, on the other hand, you hold your Shares through a broker or other intermediary, you must first obtain a "legal proxy" from your broker or other intermediary, and you must provide a copy of your legal proxy to us in order to vote in person at the Meeting.

        For more information, please read "Questions and Answers about the Meeting and Voting" below.

GLOSSARY OF TERMS

        The following is a glossary of certain terms used in this proxy statement, including the Summary. Terms and abbreviations used in the Appendices to this proxy statement are defined separately and the terms and abbreviations defined below are not used therein, except where otherwise indicated.

        "ABCA" means the Business Corporations Act (Alberta), R.S.A. 2000, c. B-9, including the regulations promulgated thereunder, as amended from time to time.

        "Articles" means the Certificate of Amendment and Registration of Restated Articles and Articles of Amendment of the Company dated May 24, 2017, as amended from time to time.

        "Board" or "Board of Directors" means the board of directors of the Company.

        "Business Day" means any day, except Saturdays and Sundays, on which banks are generally open for non-automated business in Calgary, Alberta.

        "CDS" means CDS Clearing and Depository Services Inc.

        "Class B LP Units" means the class B limited partnership units in the capital of Kinder Morgan Canada Limited Partnership, an Alberta limited partnership in which the Company and KMI indirectly hold approximate 30% and 70% common equity interests, respectively.

        "Company" means Kinder Morgan Canada Limited, an Alberta corporation, and where the context requires, including its direct and indirect subsidiaries.

        "Computershare" means Computershare Trust Company of Canada.

        "Director RSU Plan" means the Company's Restricted Share Unit Plan for Non-Employee Directors.

        "EDGAR" means the SEC's Electronic Data Gathering, Analysis and Retrieval System.

        "KM Canada Terminals" means KM Canada Terminals ULC, an Alberta unlimited liability corporation and an indirect subsidiary of KMI.

        "KMCC" means Kinder Morgan Canada Company, a Nova Scotia unlimited liability corporation and an indirect subsidiary of KMI.

        "KMCI" means Kinder Morgan Canada Inc., an Alberta corporation and a former indirect subsidiary of the Company.

        "KMCU" means Kinder Morgan Cochin ULC, a Nova Scotia unlimited liability corporation and an indirect subsidiary of the Company.

        "KMI" means Kinder Morgan, Inc., a Delaware corporation and, where the context requires, includes its consolidated subsidiaries other than the Company and its consolidated subsidiaries.

        "Meeting" means the special meeting of Shareholders, including any adjournment(s) or postponement(s) thereof, that is to be convened to consider and, if deemed advisable, to approve the Special Resolutions.

        "Purchase Agreement" means the share and unit purchase agreement dated May 29, 2018 among KMCU, the Purchaser, the Company and KMI, including all schedules, appendices and exhibits thereto, as amended, supplemented, restated and replaced from time to time in accordance with its provisions, a copy of which is available under the Company's profile on SEDAR and EDGAR.

        "Purchased Shares" means all of the issued and outstanding shares in the capital of Trans Mountain and KMCI.

        "Purchased Units" means all of the issued and outstanding units in the capital of TM Pipeline LP.

        "Purchaser" means Her Majesty in Right of Canada.

        "Restricted Voting Shares" means the restricted voting shares in the capital of the Company.

        "Return of Capital" means the proposed one-time distribution to holders of Restricted Voting Shares by way of a return of capital of an amount expected to be approximately $11.40 per Restricted Voting Share, subject to adjustment by the Board, in its sole discretion, as further described in "Stated Capital Reduction and Return of Capital".

        "Return of Capital Record Date" means the record date for holders of Restricted Voting Shares entitled to the Return of Capital, which will be announced by the Company as soon as reasonably practicable following the approval of each of the Special Resolutions by the Shareholders at the Meeting and the confirmation of the Stated Capital Reduction and the Return of Capital by the Board.

        "RSU" means a restricted share unit granted pursuant to the RSU Plan or the Director RSU Plan, as applicable.

        "RSU Plan" means the Company's 2017 Restricted Share Unit Plan for Canadian Employees.

        "SEC" means the United States Securities and Exchange Commission.

        "SEDAR" means the System for Electronic Document Analysis and Retrieval.

        "Series 1 Preferred Shares" means the cumulative redeemable minimum rate reset Preferred Shares, Series 1 in the capital of the Company.

        "Series 3 Preferred Shares" means the cumulative redeemable minimum rate reset Preferred Shares, Series 3 in the capital of the Company.

        "Share Consolidation" means the proposed consolidation of the Restricted Voting Shares and Special Voting Shares on the basis of one (1) post-consolidation Restricted Voting Share for every three (3) pre-consolidation Restricted Voting Shares and one (1) post-consolidation Special Voting Share for every three (3) pre-consolidation Special Voting Shares.

        "Share Consolidation Resolution" means the special resolution of the Shareholders, the full text of which is set forth in Appendix B to this proxy statement, authorizing and approving, subject to the approval of the Stated Capital Reduction Resolution and after the payment of the Return of Capital, the filing of Articles of Amendment to amend the Company's Articles to effect the Share Consolidation pursuant to Section 173(1)(f) of the ABCA.

        "Shareholders" means the holders of Restricted Voting Shares and Special Voting Shares.

        "Shares" means, collectively, the Restricted Voting Shares and the Special Voting Shares.

        "Special Resolutions" means, collectively, the Stated Capital Reduction Resolution and the Share Consolidation Resolution.

        "Special Voting Shares" means the special voting shares in the capital of the Company.

        "Stated Capital Reduction" means the proposed reduction of the stated capital account of the Restricted Voting Shares by an aggregate amount equal to $1.45 billion, for the purposes of (i) effecting a distribution to holders of Restricted Voting Shares by way of a return of capital, and (ii) providing the Company with additional flexibility to pay dividends in the future if, as and when declared by the Board.

        "Stated Capital Reduction Resolution" means the special resolution of the Shareholders, the full text of which is set forth in Appendix A to this proxy statement, authorizing and approving the Stated Capital Reduction pursuant to Section 38(1) of the ABCA.

        "Target Entities"' means TM Pipeline LP, Trans Mountain, KMCI and Trans Mountain Pipeline (Puget Sound) LLC.

        "TM Pipeline LP" means Trans Mountain Pipeline L.P., an Alberta limited partnership and a former indirect subsidiary of the Company.

        "TMEP" means a proposed expansion of the TMPL system to increase the capacity from approximately three hundred thousand (300,000) barrels per day to approximately eight hundred and ninety thousand (890,000) barrels per day.

        "TMPL system" or "Trans Mountain pipeline" means the Trans Mountain pipeline system including the Edmonton Tank Terminal, Kamloops Terminal, Burnaby Terminal, Sumas Terminal and Westridge Marine Terminal, including a crude oil and refined products pipeline with a capacity of approximately three hundred thousand (300,000) barrels per day which consists of approximately one thousand (1,000) kilometres of pipeline, extending from Edmonton Alberta to delivery points in Burnaby, Westridge and Sumas, British Columbia, and including related lateral lines, rights of way, easements, pumps, pump stations and other related equipment and machinery.

        "Trans Mountain" means Trans Mountain Pipeline ULC, the managing partner of TM Pipeline LP.

        "Transaction" means the purchase and sale of the Purchased Shares and Purchased Units as contemplated by the Purchase Agreement, which was completed on August 31, 2018.

        "TSX" means the Toronto Stock Exchange.

v

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Suite 3000, 300 — 5th Avenue S.W.
Calgary, Alberta T2P 5J2

INFORMATION CIRCULAR AND PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS

        Our Board is furnishing you with this information circular and proxy statement (the "proxy statement") in connection with the solicitation of proxies by management of the Company to be voted at the Meeting. In connection with the Meeting, the Company has mailed or caused to be mailed to registered and beneficial Shareholders a proxy card or voting instruction form, as applicable, the notice of meeting and the proxy statement. This proxy statement is first being sent to Shareholders beginning on [    •    ], [    •    ], 2018.

        References in this proxy statement to "dollars", "$", or "CDN$" are to the currency of Canada, and references to "US$" are to the currency of the United States.

FORWARD-LOOKING STATEMENTS

        This proxy statement includes "forward-looking information" and "forward-looking statements" within the meaning of applicable securities legislation (collectively, "forward-looking statements").

        These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Forward-looking statements may be identified by words such as "anticipate", "believe", "intend", "plan", "continue", "estimate", "expect", "may" or the negative of those terms or other variations of them or comparable terminology. In particular, but without limitation, this proxy statement contains forward-looking statements pertaining to the following:

  •
  matters relating to the Stated Capital Reduction and the Return of Capital, including their confirmation by the Board after approval by Shareholders, the timing thereof and the expected impact on the market price of the Restricted Voting Shares as a result thereof;

  •
  matters relating to the completion of the Share Consolidation, including its timing, potential benefits and effects, the expected number of issued and outstanding Restricted Voting Shares and Special Voting Shares following the Share Consolidation and the expected impact of the Share Consolidation on the market price of the Restricted Voting Shares; and

  •
  any future payments of dividends on the Restricted Voting Shares, including any expected amounts thereof.

        Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Any forward-looking statements set out in this proxy statement have been included for the purpose of providing information relating to management's current expectations and plans for the future, are based on a number of significant assumptions and may not be appropriate, and should not be used for purposes other than those for which such forward-looking statements are disclosed herein.

        The foregoing list should not be construed to be exhaustive. We believe the forward-looking statements in this proxy statement are reasonable. However, there is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, of their timing or what impact they will have on our results of operations or financial condition. Because of these uncertainties, Shareholders should not put undue reliance on any forward-looking statements. We disclaim any obligation, other than as required by applicable law, to update the foregoing list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the difference between a registered holder and a beneficial owner or "street name" holder?

        If your Shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those Shares, referred to in this proxy statement as a "registered" holder. As the registered holder, you have the right to vote in person at the Meeting. As of the record date, CDS was the sole registered holder of Restricted Voting Shares, and KMCC and KM Canada Terminals were the only registered holders of Special Voting Shares.

        If your Shares are held in a brokerage account or by another intermediary, you are considered the beneficial owner or "street name" holder. A street name holder is not the Shareholder of record entitled to vote in person at the Meeting. However, as a beneficial owner, you have the right to direct your broker or other intermediary regarding how to vote the Shares held in your account or to obtain a proxy from your broker and vote your Shares in person at the Meeting. All of our Shareholders, other than CDS, KMCC and KM Canada Terminals, are beneficial owners.

Who is entitled to vote on the matter presented at the Meeting?

        Shareholders as of the close of business on [    •    ], 2018, which we refer to as the record date, are entitled to receive notice of, and to vote their Shares owned as of the close of business on the record date, at the Meeting. If you owned Shares as of the close of business on the record date, you are authorized to vote those Shares at the Meeting, even if you subsequently sell them, except to the extent that you have transferred your Shares after the record date and the transferee of such Shares establishes its ownership of such Shares and requests, not later than ten (10) days before the Meeting, that its name be included on the list of shareholders eligible to vote at the Meeting, in which case the transferee will instead be entitled to vote those Shares at the Meeting. Please see "How do I vote?" below for important information regarding how to vote your Shares.

        As of [    •    ], 2018, there were 104,588,581 Restricted Voting Shares and 244,061,460 Special Voting Shares issued and outstanding. To the knowledge of the directors and executive officers of the Company, no person or company beneficially owns, or controls or directs, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to any class of securities of the Company, except as set forth in the table below.

Shareholder Name and Address	Class of Company Shares	Amount and Nature of Beneficial Ownership	Percentage of Shares(a)	Percentage of Class(b)
Kinder Morgan, Inc.(c)	Special Voting Shares	244,061,460	70.1%	100%
1001 Louisiana Street, Suite 1000 Houston, Texas 77002
Grosvenor Capital Management L.P.	Restricted Voting Shares	10,670,601	3.1%	10.2%
900 North Michigan Avenue, Suite 1100 Chicago, Illinois 60611
Cambridge Global Asset Management (a business unit of CI Investments Inc.)	Restricted Voting Shares	14,820,422	4.3%	14.2%
2 Queen Street East, Twentieth Floor Toronto, Ontario M5C 3G7

Notes:

(a)
Based on an aggregate of 348,650,041 Shares outstanding as of the record date.

(b)
Based on 104,588,581 Restricted Voting Shares and 244,061,460 Special Voting Shares outstanding as of the record date.

(c)
KMI holds the Special Voting Shares through its subsidiaries, KMCC and KM Canada Terminals. KMCC holds 228,856,431 Special Voting Shares, or 65.7% of the outstanding Shares, and KM Canada Terminals holds 15,205,029 Special Voting Shares, or 4.4% of the outstanding Shares. KMI has voting and investment power over the Special Voting Shares held by KMCC and KM Canada Terminals.

What vote is required to approve the Special Resolutions?

  •
  Each of the Special Resolutions require the approval of a majority of not less than two-thirds of the votes cast by Shareholders, voting together as a single class, at the Meeting.

  •
  Important Voting Information for Street Name Holders.  If you are a street name holder whose Shares are held by a broker who is subject to U.S. regulation, your broker or other intermediary will not be permitted to exercise voting discretion with respect to the Special Resolutions. Accordingly, if you do not give your broker or other intermediary specific instructions, your Shares will not be voted and will not be counted in determining the number of Shares voted. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum. Please communicate your voting decisions to your broker or other intermediary in advance of the voting deadlines described above so that your vote can be counted.

How do I vote?

        You may vote your Shares by any of the following methods:

  •
  By Internet—If you have Internet access, you may view proxy materials and vote online by following the instructions on your proxy card (if you are the registered holder of your Shares) or voting instruction form (if your Shares are held beneficially in street name).

  •
  By Telephone—You may submit your vote by telephone by following the instructions on your proxy card (if you are the registered holder of your Shares) or voting instruction form (if your Shares are held beneficially in street name).

  •
  By Mail—You may vote by completing and returning a signed paper proxy card (if you are the registered holder of your Shares) or by following the vote-by-mail instructions included on the voting instruction form provided by your broker or other intermediary (if your Shares are held beneficially in street name).

  •
  In Person at the Meeting—

  •
  Registered Holders. As a registered holder, you have the right to vote in person at the Meeting.

  •
  Street Name Holders. If you are a street name holder and you wish to vote in person at the Meeting, you must appoint yourself as proxy on the proxy card or voting instruction form provided by your broker or other intermediary that holds your Shares, giving you the right to vote your Shares in person at the Meeting. You must appoint yourself as proxy not less than 48 hours (excluding weekends and holidays) before the time set for the Meeting. On the day of the Meeting, you will need to provide a copy of such proxy card or voting instruction form indicating that you have been appointed as proxy in order to obtain a ballot.

        Even if you plan to attend the Meeting, your plans may change, so it is advisable to complete, sign and return your proxy card or voting instruction form, or vote over the Internet or by telephone in advance of the deadline for voting. Any Shareholder attending the Meeting who presents the appropriate documentation may revoke an earlier vote by proxy and vote in person.

        In order to be valid, proxy cards and votes cast over the Internet and by telephone must be received not less than 48 hours (excluding weekends and holidays) before the time set for the Meeting. If you hold your Shares in street name, then you should follow the instructions on the voting instruction form provided by your broker or other intermediary with respect to the procedures to be followed for voting at the Meeting.

How can I access the proxy materials over the Internet?

        You can view the proxy materials related to the Meeting on the Internet website listed on your proxy card or voting instruction form. Please have your control number available. Your control number can be found on your proxy card or voting instruction form.

        You also may access the proxy materials through our website at [http://specialmeeting.kindermorgancanadalimited.com] and on file with SEDAR at www.sedar.com and the SEC at www.sec.gov.

What if multiple Shareholders have the same address?

        If you and other residents at your mailing address own Shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of the notice and proxy statement. We will promptly deliver a separate copy of those materials to you if you submit a request to Kinder Morgan Canada Limited, Investor Relations Department, 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 or by calling us at (713) 369-9000. If you want to receive separate copies of those materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank or broker, or you may contact us at the above address and phone number.

What does it mean if I receive more than one set of proxy materials?

        It means that you have multiple accounts at Computershare and/or with one or more brokers. Please vote using each control number to ensure that all your Shares are voted.

How many votes do I have?

        You have one vote for each Share that you owned as of the close of business on the record date.

How many Shares must be present to conduct the Meeting?

        The presence at the Meeting, in person or by proxy, of at least two Shareholders together holding not less than 25% of the Shares as of the close of business on the record date will constitute a quorum. The presence of a quorum will permit us to conduct the proposed business at the Meeting. As of the close of business on the record date, an aggregate of 348,650,041 Shares were issued and outstanding. As a result, holders of at least 87,162,510 Shares must be present in person or by proxy to constitute a quorum.

        Your Shares will be counted as present at the Meeting if you:

  •
  have properly submitted a proxy card or voting instruction form, as applicable, or voted over the Internet or by telephone before the deadline for voting; or

  •
  attend the Meeting, if you are a registered holder or if you are a street name holder and have appointed yourself as proxy not less than 48 hours (excluding weekends and holidays) before the time set for the Meeting.

        Proxies received but marked as abstentions and broker non-votes will be included in the number of Shares considered present at the Meeting for quorum purposes.

What happens if I do not specify a choice for a proposal when returning a proxy?

        If you sign and return a paper proxy card or voting instruction form and no direction is given for the item on the proxy card or voting instruction form, it will be voted for each of the Special Resolutions.

        However, if you are a street name holder whose Shares are held by a broker who is subject to U.S. regulation and you fail to provide voting instructions, your broker will not be permitted to vote your Shares on either of the Special Resolutions. Without your voting instructions, brokers subject to U.S. regulation may not vote on either of the Special Resolutions, and a "broker non-vote" will occur, which means your vote will not be counted with respect to either of the resolutions. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

Can I change my vote after I return my proxy card or voting instruction form?

  •
  Registered Holders.  If you are a registered holder, you may change your vote at any time before the applicable voting deadline, or you may revoke your proxy and submit a new proxy or vote in person at the Meeting. You may do this in a number of ways. First, you may cast a new vote over the Internet or by telephone, so long as you do so by the deadline of [    •    ] [a.m.][p.m.] (Calgary time) on [    •    ], 2018 (48 hours prior to the Meeting) or 48 hours (excluding weekends and holidays) prior to any adjournment of the Meeting. Second, you may complete and submit a new proxy card. Third, you may send a written notice stating that you would like to revoke your proxy. If you choose either of the latter two methods, you must submit your notice of revocation or your new proxy card to the attention of our Corporate Secretary (Suite 3000, 300—5th Avenue S.W., Calgary, Alberta T2P 5J2) so that it is received on or before the last Business Day before the Meeting. Finally, you may attend the Meeting, submit a written notice of revocation to the Chair of the Meeting and vote in person. Simply attending the Meeting, without voting in person, will not revoke your proxy.

  •
  Street Name Holders.  If you are a street name holder and you have instructed a broker to vote your Shares, you must follow directions received from your broker to change your vote.

Who has been appointed as my proxy holder(s)?

        The persons named in the proxy card included with the proxy materials are officers of the Company. A holder of Shares submitting a completed proxy card or voting instruction form has the right to appoint a person or company (who does not have to be a Shareholder of the Company) to be their representative at the Meeting other than the persons designated in the proxy card or voting instruction form. Such appointment may be exercised by inserting the name of the appointed representative in the blank space provided for that purpose. If you cannot attend the Meeting in person, you are requested to vote in accordance with the instructions in "How do I vote?" above.

How will my proxy holder(s) vote my Shares?

        The persons named in the enclosed proxy card will, if the instructions are clear, vote the Shares represented by that proxy card, and where a choice with respect to any matter to be acted upon has been specified in the proxy card, the Shares will be voted in accordance with those instructions. See "What happens if I do not specify a choice for a proposal when returning a proxy?" above for information about how Shares will be voted where no specification has been made on your proxy card.

        The proxy card confers discretionary authority on the designated proxy holders with respect to amendments or variations of matters identified herein or other matters that may properly be brought before the Meeting. As of the date of this proxy statement, management of the Company knows of no such amendment, variation or other matter. For further information, please see "Other Matters" in this proxy statement.

Do I have any dissenters' rights?

        No. Under the ABCA, Shareholders are not entitled to exercise any dissent rights with respect to the matters to be voted on at the Meeting.

Who can attend the Meeting?

        Due to space and security concerns, only Shareholders as of the close of business on the record date or their duly appointed proxy holders may attend the Meeting. We are not able to admit guests of either Shareholders or proxy holders. Admission to the Meeting will be on a first-come, first-served basis. Registration will begin at [    •    ] [a.m.][p.m.] (Calgary time), and seating will begin at [    •    ] [a.m.][p.m.] (Calgary time). Cameras, recording devices and other electronic devices will not be permitted at the Meeting.

        Shareholders and proxy holders will be asked to present valid picture identification, such as a driver's license or passport. Please note that if you hold your Shares in street name, you will also need to bring the voting instruction form that you receive from your broker or other intermediary in connection with the Meeting or a copy of a brokerage statement reflecting your ownership of Shares as of the close of business on the record date.

        Beneficial Shareholders who have not appointed themselves as proxy at least 48 hours (excluding weekends and holidays) before the time set for the Meeting or any adjournment thereof, will not be able to vote in person at the Meeting. See "How do I vote?" above.

Where can I find the voting results of the Meeting?

        The preliminary voting results will be announced at the Meeting. The final results will be reported in a news release that we will file under the Company's profile on SEDAR at www.sedar.com promptly following the Meeting and on a current report on Form 8-K that we will file with the SEC within four (4) Business Days after the Meeting.

Who will pay the expenses incurred in connection with the solicitation of my vote?

        We will pay the cost of preparing these proxy materials and soliciting your vote. We also will pay the Meeting expenses. In addition, proxies may be solicited by our directors, officers and other employees by telephone, Internet, fax, in person or otherwise. These individuals will not receive any additional compensation for assisting in the solicitation. We may also request that brokerage firms, nominees, custodians and fiduciaries transmit proxy materials to the street name holders, and we will reimburse them for their reasonable out-of-pocket expenses in transmitting such material. Firms including Computershare and Broadridge Financial Solutions, Inc. will perform the broker nominee search and distribute proxy materials to banks, brokers, nominees and intermediaries. We expect to pay these third parties approximately $[40,000] plus out-of-pocket expenses for these services.

        The Company is sending the proxy materials directly to its registered Shareholders and indirectly to all beneficial Shareholders through their intermediaries. The Company will pay for an intermediary to deliver the applicable proxy materials to both "objecting beneficial owners" and "non-objecting beneficial owners". The Company is not sending any proxy materials directly to beneficial owners.

        If you vote over the Internet or by telephone, any Internet access or telephone charges will be your responsibility.

How can I find more information about the Company?

        There are several ways. We file annual and interim financial statements, management's discussion and analysis and other reports on SEDAR at www.sedar.com and file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains these reports, proxy statements and other material that are filed through EDGAR. This system can be accessed at www.sec.gov. You can find information we have filed with the SEC by reference to our corporate name or to our SEC file number, 000-55864. You also may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Room 1503, Washington, D.C. 20549.

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges.

        Additional information regarding the Company is available under our profile on SEDAR at www.sedar.com. Financial information of the Company is provided in our annual financial statements and accompanying management's discussion and analysis for the year ended December 31, 2017 and the six and three months ended June 30, 2018. Our filings, including our financial statements and management's discussion and analysis, are available under our SEDAR profile at www.sedar.com or on EDGAR at www.sec.gov or you may request a copy by contacting our principal executive office at the following address and telephone number: Kinder Morgan Canada Limited, Suite 3000, 300—5th Avenue S.W., Calgary, Alberta T2P 5J2, (403) 514-6780, or by contacting our Investor Relations Department at the following address and telephone number: 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, (713) 369-9000. You also may locate copies of our filings by visiting our website at www.kindermorgancanadalimited.com.

 MATTERS TO BE VOTED ON AT THE MEETING

        At the Meeting, Shareholders will be asked to consider the Stated Capital Reduction Resolution and the Share Consolidation Resolution in the forms set forth in Appendix A and Appendix B, respectively, to this proxy statement. Shareholders are urged to review this proxy statement in its entirety when considering the Special Resolutions. In particular, see "Stated Capital Reduction and Return of Capital" and "Share Consolidation".

        Each of the Special Resolutions must be approved by a majority of not less than two-thirds of the votes cast by Shareholders, voting together as a single class, present in person or by proxy at the Meeting.

        Unless otherwise directed, the persons named in the accompanying form of proxy for the Meeting intend to vote FOR each of the Special Resolutions.

STATED CAPITAL REDUCTION AND RETURN OF CAPITAL

General

        At the Meeting, Shareholders will be asked to consider the Stated Capital Reduction Resolution authorizing and approving the reduction of the stated capital account of the Restricted Voting Shares by an aggregate amount equal to $1.45 billion pursuant to Section 38(1) of the ABCA, for the purposes of (i) effecting a distribution to holders of Restricted Voting Shares by way of a return of capital, and (ii) providing the Company with additional flexibility to pay dividends in the future if, as and when declared by the Board.

        Pursuant to the Return of Capital, holders of Restricted Voting Shares will receive an amount expected to be approximately $11.40 per Restricted Voting Share, subject to adjustment for reserves established by the Board, in its sole discretion, for the purchase price adjustment contemplated by the Purchase Agreement, for capital gains taxes payable for the 2018 tax year by the Company and its subsidiaries, and the repayment of debt by the Company. The Return of Capital represents an expected aggregate return of capital of approximately $1.2 billion to holders of the Company's Restricted Voting Shares, based upon the number of Restricted Voting Shares outstanding as of the date of this proxy statement. Following the Stated Capital Reduction, the stated capital account of the Restricted Voting Shares will be equal to approximately $0.33 billion.

        If the Stated Capital Reduction Resolution is approved by Shareholders at the Meeting, the Board has resolved to confirm the Stated Capital Reduction and the Return of Capital promptly following the Meeting, subject to applicable laws and the exercise by the Board of its fiduciary duties. As soon as reasonably practicable following such confirmation, the Company will issue a news release announcing the amount of the Return of Capital and the Return of Capital Record Date. The Return of Capital is expected to be paid on or about January 3, 2019, and the Restricted Voting Shares are expected to commence trading "ex-distribution" on the TSX on or about January 4, 2019.

        If the Stated Capital Reduction Resolution is approved by Shareholders at the Meeting and the Return of Capital is effected by the Company, an equivalent distribution of an amount expected to be approximately $11.40 per Class B LP Unit, subject to adjustment consistent with the adjustment to the Return of Capital per Restricted Voting Share, will be paid to KMI (indirectly through KMCC and KM Canada Terminals) in accordance with the equivalency provisions of the constating documents of the Company and its direct and indirect subsidiaries.

Background to the Stated Capital Reduction and the Return of Capital

        On May 29, 2018, the Company, the Purchaser, KMCU and KMI entered into the Purchase Agreement pursuant to which the Purchaser agreed to acquire from KMCU the Purchased Shares and the Purchased Units for aggregate consideration of $4.5 billion, subject to certain adjustments, which would transfer to the Purchaser the ownership of the entities that hold the TMPL system and related TMEP, the Puget Sound pipeline system and the Canadian employees that operate the business and assets to be sold.

        After receiving all required approvals, including the approval of the Shareholders on August 30, 2018, the Transaction was completed on August 31, 2018. The Company holds an approximate 30% indirect interest in KMCU, representing an interest in net proceeds of approximately $[    •    ] billion from the Transaction, after capital gains taxes, repayment of indebtedness and customary purchase price adjustments, and KMI indirectly holds the remaining approximately 70% interest in KMCU, representing an interest in net proceeds of approximately $[    •    ] billion from the Transaction, after capital gains taxes, repayment of indebtedness and customary purchase price adjustments.

Purposes of the Stated Capital Reduction

Payment of the Return of Capital to Holders of Restricted Voting Shares

        In connection with the closing of the Transaction, the Company is proposing the Stated Capital Reduction and the Return of Capital in order to distribute the net cash proceeds, after capital gains taxes, repayment of indebtedness and customary purchase price adjustments, received by the Company as a result of the Transaction to holders of Restricted Voting Shares. The Board considered a variety of potential alternatives regarding the redeployment of the Company's share of the net proceeds of the Transaction, including, among other things, debt repayment, special dividends or distributions, including the Return of Capital, share repurchases, asset acquisitions, capital expenditures and other cash management activities.

        The Company believes that the Return of Capital, followed by the Share Consolidation discussed below, represents an appropriate use of its financial resources following closing of the Transaction to rebalance its capital structure. The resulting financial resources of the Company following payment of the Return of Capital remain significant and are expected to be sufficient to carry on its remaining business and satisfy all of the Company's liabilities and obligations.

Additional Flexibility to Pay Dividends

        Under the ABCA, a corporation is prohibited from taking certain actions, including declaring or paying a dividend, if, among other things, there are reasonable grounds for believing that the realizable value of its assets would, as a result of the declaration or payment of the dividend, be less than the aggregate of its liabilities and stated capital of all classes of its shares. The stated capital is the aggregate of all amounts received by a corporation upon the issuance of its shares, adjusted in certain circumstances in accordance with the provisions of the ABCA. The stated capital for a class of shares can be reduced in accordance with the restrictions in the ABCA.

        An additional purpose of reducing the stated capital of the Restricted Voting Shares by $1.45 billion (which includes the reduction associated with the payment of the aggregate return of capital to holders of Restricted Voting Shares) is to reduce the aggregate of the Company's liabilities and stated capital of all classes of its shares so as to increase the difference between such amount and the realizable value of the Company's assets, thereby providing the Company with additional flexibility to pay dividends if, as and when declared by the Board.

Effect of the Stated Capital Reduction and the Return of Capital

General

        The stated capital account of the Restricted Voting Shares is currently approximately $1.78 billion. If the Stated Capital Reduction Resolution is approved by Shareholders at the Meeting, pursuant to the Return of Capital, holders of Restricted Voting Shares will receive an amount expected to be approximately $11.40 per Restricted Voting Share, subject to adjustment by the Board, in its sole discretion, resulting in an expected aggregate return of capital by the Company to holders of Restricted Voting Shares of approximately $1.2 billion. After giving effect to the Stated Capital Reduction and the payment of the Return of Capital, the aggregate stated capital of the Restricted Voting Shares will be reduced by $1.45 billion to approximately $0.33 billion.

        Absent other factors, the Return of Capital is expected to decrease the per share market price of the Restricted Voting Shares by approximately $11.40 (the expected per share amount of the Return of Capital) and, as a result, the Company proposes to effect the Share Consolidation to increase the market price of the Restricted Voting Shares. See "Share Consolidation—Background and Reasons for the Share Consolidation".

        As the Return of Capital is not a dividend payment by the Company, holders of Restricted Voting Shares will not be entitled to reinvest the amounts received by them pursuant to the Return of Capital in additional Restricted Voting Shares under the Company's dividend reinvestment plan.

Effect on Outstanding Restricted Share Units

        As of the date of this proxy statement, 157,466 RSUs were outstanding under the RSU Plan and no RSUs were outstanding under the Director RSU Plan. Holders of RSUs will not receive a distribution or dividend equivalent payments in respect of the Return of Capital. However, in recognition of the expected decrease in the per share market price of the Restricted Voting Shares as a result of the Return of Capital, the Board is exercising its discretion under the RSU Plan and Director RSU Plan to make an equitable adjustment in the number of RSUs outstanding before the Return of Capital. In such adjustment, the number of Restricted Voting Shares (or the cash equivalent) issuable (or payable) upon settlement of such RSUs will be multiplied by the following formula:

Pre-Return of Capital trading price of Restricted Voting Shares
Pre- Return of Capital date trading price of Restricted Voting Shares minus Return of Capital per Restricted Voting Share

        For purposes of determining the pre- Return of Capital trading price of the Restricted Voting Shares, the Company will calculate the volume weighted average closing price of the Restricted Voting Shares on the TSX for the five trading days immediately preceding the ex-distribution date in respect of the Return of Capital.

        After giving effect to the equitable adjustment described above, each then outstanding RSU will be further adjusted in connection with the Share Consolidation based on the consolidation ratio of three (3) pre-consolidation Restricted Voting Shares for one (1) post-consolidation Restricted Voting Share. See "Share Consolidation—Effects of the Share Consolidation".

Prohibitions on the Stated Capital Reduction under the ABCA

        The ABCA provides that a corporation shall not reduce its stated capital if there are reasonable grounds for believing that (i) the corporation is, or would after the reduction be, unable to pay its liabilities as they become due, or (ii) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

        As of the date of this proxy statement, the Company does not have reasonable grounds to believe that, after giving effect to the Stated Capital Reduction, the Company would be unable to pay its liabilities as they become due or that the realizable value of the Company's assets would be less that the aggregate of its liabilities.

Tax Consequences

        The Stated Capital Reduction is not expected to have immediate Canadian or United States federal income tax consequences for Shareholders, and the Return of Capital is not expected to have immediate Canadian federal income tax consequences but could be in part a taxable distribution for United States federal income tax purposes. For more information on the principal Canadian and United States federal income tax considerations applicable to holders of Restricted Voting Shares in connection with the Stated Capital Reduction and the Return of Capital, see "Certain Canadian Federal Income Tax Considerations" and "Certain United States Federal Income Tax Considerations".

Recommendation of the Board of Directors

        The Board unanimously recommends that the Shareholders vote FOR the Stated Capital Reduction Resolution.

Shareholder Approval

        The Stated Capital Reduction Resolution, the full text of which is set forth in Appendix A, must be approved by a majority of not less than two-thirds of the votes cast by Shareholders, voting together as a single class, present in person or represented by proxy at the Meeting.

        Unless otherwise directed, the persons named in the accompanying form of proxy for the Meeting intend to vote FOR the Stated Capital Reduction Resolution set forth in Appendix A to this proxy statement.

        Notwithstanding the foregoing, the Stated Capital Reduction Resolution proposed for consideration by the Shareholders authorizes the Board, without further notice to or approval of Shareholders, to revoke the Stated Capital Reduction Resolution at any time prior to its being given effect. See Appendix A to this proxy statement for the full text of the Stated Capital Reduction Resolution.

SHARE CONSOLIDATION

General

        At the Meeting, Shareholders will be asked to consider the Share Consolidation Resolution authorizing and approving, subject to the approval of the Stated Capital Reduction Resolution and after the payment of the Return of Capital, the filing of Articles of Amendment to amend the Company's Articles to consolidate the Restricted Voting Shares and Special Voting Shares on the basis of one (1) post-consolidation Restricted Voting Share for every three (3) pre-consolidation Restricted Voting Shares and one (1) post-consolidation Special Voting Share for every three (3) pre-consolidation Special Voting Shares pursuant to Section 173(1)(f) of the ABCA. Corresponding consolidations will, where necessary, be effected by certain of the Company's direct and indirect subsidiaries (including the Class B LP Units held indirectly by KMI through KMCC and KM Canada Terminals) to maintain the equivalency of the Restricted Voting Shares with the equity interests in the Company's business held indirectly by KMI.

        Pursuant to the Company's Articles, none of the Restricted Voting Shares or Special Voting Shares may be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the Special Voting Shares or Restricted Voting Shares, as the case may be, are subdivided, consolidated, reclassified or otherwise changed in substantially the same manner and in the same proportion. The Series 1 Preferred Shares and the Series 3 Preferred Shares will not be consolidated in connection with the Share Consolidation.

        If the Share Consolidation Resolution is approved by Shareholders at the Meeting, and approved by the TSX, the Company intends to file the Articles of Amendment with the Registrar of Corporations appointed under the ABCA to effect the Share Consolidation on or about January 4, 2019 or as soon as practicable following the date of payment of the Return of Capital to holders of Restricted Voting Shares, currently anticipated to be on or about January 3, 2019. The Share Consolidation will become effective on the date shown on the Certificate of Amendment issued by the Registrar of Corporations. The Company anticipates that the Restricted Voting Shares will commence trading on the TSX on post-consolidated basis on or about January 8, 2019 in accordance with the rules thereof.

Background and Reasons for the Share Consolidation

        The Company is seeking approval of the Share Consolidation for the following reasons:

  •
  Potential for Increased and More Attractive Restricted Voting Share Price Following the Return of Capital. The Company expects that the per share market price of the Restricted Voting Shares will decrease by approximately $11.40 per Restricted Voting Share as a result of the Return of Capital and, accordingly, the Company believes that it is desirable for the Restricted Voting Shares to trade at a higher price per Restricted Voting Share. An increase in the market price of the Restricted Voting Shares that may result from the Share Consolidation could heighten the interest of the financial community in the Company and potentially broaden the pool of investors that may consider investing or may be able to invest in the Company, potentially increasing the trading volume and liquidity of the Restricted Voting Shares. The Share Consolidation could also help the Restricted Voting Shares to remain attractive to institutional investors who have internal investment policies that either prohibit them from purchasing stocks below a certain minimum price or tend to discourage individual brokers from recommending such stocks to their customers.

  •
  Reduced Shareholder Transaction Costs.  Many investors pay commissions based on the number of shares traded when they buy or sell stock. If the price of the Restricted Voting Shares were higher, investors would pay lower commissions to trade a fixed dollar amount of Restricted Voting Shares than they would if the price were lower.

  •
  Improved Trading Liquidity.  Interest from institutional investors and investment funds and potentially lower transaction costs are important to help support the trading liquidity of the Restricted Voting Shares.

Certain Risk Factors Associated with the Share Consolidation

        Reducing the number of issued and outstanding Restricted Voting Shares and Special Voting Shares through the Share Consolidation is intended, absent other factors, to increase the per share market price of the Restricted Voting Shares; however, the market price of the Restricted Voting Shares will also be affected by the Company's financial and operational results, its financial position, including its liquidity and capital resources, industry conditions, the market's perception of the Company's business and other factors, which are unrelated to the number of Restricted Voting Shares outstanding. Having regard to these other factors, there can be no assurance that the market price of the Restricted Voting Shares will increase following the implementation of the Share Consolidation or that the market price of the Restricted Voting Shares will not decrease in the future.

        The market price of the Restricted Voting Shares immediately following the implementation of the Share Consolidation is expected to be approximately equal to the market price of the Restricted Voting Shares prior to the implementation of the Share Consolidation multiplied by three, but there can be no assurance that the anticipated market price immediately following the implementation of the Share Consolidation will be realized or, if realized, will offset the expected decrease in the market price of the Restricted Voting Shares as a result of the Return of Capital, or will be sustained or will increase. There is a risk that the total market capitalization of the Restricted Voting Shares (the per share market price of the Restricted Voting Shares multiplied by the total number of Restricted Voting Shares outstanding) after the implementation of the Share Consolidation may be lower than the total market capitalization of the Restricted Voting Shares prior to the implementation of the Share Consolidation.

        While the Company believes that a higher market price of the Restricted Voting Shares could help to maintain the interest of institutional investors who have internal investment policies that either prohibit them from purchasing stocks below a certain minimum price or tend to discourage individual brokers from recommending such stocks to their customers, the Share Consolidation may not result in a per share market price that will attract institutional investors or investment funds, and such share price may not satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Restricted Voting Shares may not improve.

        If the Share Consolidation is implemented and the market price of the Restricted Voting Shares (adjusted to reflect the Share Consolidation ratio of three (3) pre-consolidation Restricted Voting Shares for one (1) post-consolidation Restricted Voting Share) declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur if the Share Consolidation had not been implemented. Both the total market capitalization of a company and the market price of such company's shares following a share consolidation may be lower than they were before the share consolidation. Furthermore, the liquidity of the Restricted Voting Shares could be adversely affected by the reduced number of Restricted Voting Shares that would be outstanding after the Share Consolidation.

        The Share Consolidation may also result in some Shareholders owning "odd lots" of fewer than 100 Restricted Voting Shares on a post-consolidation basis. Odd lots may be more difficult to sell, or attract greater transaction costs per Restricted Voting Share to sell, than "board lots" of even multiples of 100 Restricted Voting Shares.

Effects of the Share Consolidation

General

        If the Share Consolidation is implemented, its principal effect will be to proportionately decrease the number of issued and outstanding Restricted Voting Shares and Special Voting Shares by a factor equal to the consolidation ratio of three (3) pre-consolidation Restricted Voting Shares for one (1) post-consolidation Restricted Voting Share and three (3) pre-consolidation Special Voting Shares for one (1) post-consolidation Special Voting Share. Based on the number of Restricted Voting Shares and Special Voting Shares issued and outstanding as of [    •    ], 2018, the number of issued and outstanding Restricted Voting Shares and Special Voting Shares will be 34,674,486 and 81,353,820, respectively.

        Anticipated dividends per Restricted Voting Share after the Share Consolidation, if, as and when declared by the Board, are expected to be $0.65 on an annualized basis. Otherwise, the Company does not expect the Share Consolidation itself to have any economic effect on holders of Restricted Voting Shares or Special Voting Shares, or securities convertible into or exercisable for Restricted Voting Shares or Special Voting Shares, except as a result of the treatment of fractional Restricted Voting Shares and Special Voting Shares. See "—No Fractional Shares".

        The Share Consolidation will not affect the listing of the Restricted Voting Shares on the TSX and, following the Share Consolidation, the Restricted Voting Shares will continue to be listed on the TSX under the symbol "KML".

        Voting rights, equity interests and other rights, preferences, restrictions and conditions of the holders of Restricted Voting Shares and Special Voting Shares prior to the implementation of the Share Consolidation will not be affected by the Share Consolidation, other than as a result of the treatment of fractional Restricted Voting Shares and Special Voting Shares. See "—No Fractional Shares". The number of registered Shareholders will not be affected by the Share Consolidation.

        If the Share Consolidation Resolution is approved by Shareholders at the Meeting, the Share Consolidation may result in some Shareholders owning "odd lots" of fewer than 100 Restricted Voting Shares on a post-consolidation basis. Odd lots may be more difficult to sell, or attract greater transaction costs per Restricted Voting Share to sell, than "board lots" of even multiples of 100 Restricted Voting Shares. The Board believes, however, that these potential effects are outweighed by the anticipated benefits of the Share Consolidation.

Effect on Street Name Holders

        Shareholders who hold their Restricted Voting Shares in street name through a broker or other intermediary should be aware that the broker or other intermediary may have different procedures for processing the Share Consolidation than those that will be put in place by the Company for registered Shareholders. If Shareholders hold their Restricted Voting Shares through a broker or other intermediary and they have questions in this regard, they are encouraged to contact their broker or other intermediary. All of our Shareholders, other than CDS, KMCC and KM Canada Terminals, are beneficial owners.

Effect on Restricted Share Units

        As of the date of this proxy statement, 157,466 RSUs were outstanding under the RSU Plan and no RSUs were outstanding under the Director RSU Plan. The RSU Plan provides that if the number of outstanding Restricted Voting Shares is changed by reason of, among other things, a consolidation, the number of RSUs which may be issued pursuant to RSU awards shall be adjusted so as to reflect such change, as determined by the Board, and under the Director RSU Plan, in the event of, among other things, a consolidation effecting the Restricted Voting Shares, an appropriate and equitable adjustment shall be made in the number of RSUs outstanding and/or Restricted Voting Shares available under the Director RSU Plan, as determined by the Board.

        Upon the implementation of the Share Consolidation, and after giving effect to the equitable adjustments described under the heading "Stated Capital Reduction and Return of Capital—Effect of Stated Capital Reduction and Return of Capital—Effect on Outstanding Restricted Share Units," the aggregate RSUs then outstanding will be adjusted such that the number of Restricted Voting Shares (or the cash equivalent) issuable upon settlement of such RSUs will be reduced on the same proportionate basis as the reduction in the issued and outstanding Restricted Voting Shares and Special Voting Shares based on the consolidation ratio of three (3) pre-consolidation Restricted Voting Shares for one (1) post-consolidation Restricted Voting Share. Additionally, the number of Restricted Voting Shares that may be issued or issuable under the RSU Plan and the Director RSU Plan upon vesting of RSUs granted after the date of the Share Consolidation will be reduced in a proportionate manner.

Effect on Share Certificates

        If the Share Consolidation Resolution is approved by Shareholders and the Share Consolidation subsequently implemented, those registered Shareholders who will hold at least one (1) post-consolidation Restricted Voting Share or Special Voting Share will be required to exchange their share certificates representing pre-consolidation Restricted Voting Shares or Special Voting Shares, as applicable, for share certificates representing new post-consolidation Restricted Voting Shares or Special Voting Shares or, alternatively, a Direct Registration System ("DRS") Advice/Statement representing the number of post-consolidation Restricted Voting Shares and Special Voting Shares such Shareholder holds following the Share Consolidation. The DRS is an electronic registration system which allows Shareholders to hold Restricted Voting Shares or Special Voting Shares in their name in book-based form, as evidenced by a DRS Advice/Statement, rather than a physical share certificate.

        If the Share Consolidation is implemented, the Company (or its transfer agent, Computershare) will mail to each registered Shareholder a letter of transmittal. Each registered Shareholder must complete and sign a letter of transmittal after the Share Consolidation is implemented. The letter of transmittal will contain instructions on how to surrender to the transfer agent the certificate(s) representing the registered Shareholder's pre-consolidation Restricted Voting Shares or Special Voting Shares, as applicable. The transfer agent will send to each registered Shareholder who follows the instructions provided in the letter of transmittal a new share certificate representing the number of post-consolidation Restricted Voting Shares and Special Voting Shares to which the registered

Shareholder is entitled rounded up or down to the nearest whole number or, alternatively, a DRS Advice/Statement representing the number of post-consolidation Restricted Voting Shares and Special Voting Shares the registered Shareholder holds following the Share Consolidation. Non-registered Shareholders who hold their Restricted Voting Shares or Special Voting Shares in street name through a broker or other intermediary should contact their broker or other intermediary with respect to the Share Consolidation.

        Until surrendered to the transfer agent, each share certificate representing pre-consolidation Restricted Voting Shares or Special Voting Shares will be deemed for all purposes to represent the number of post-consolidation Restricted Voting Shares and Special Voting Shares, as applicable, to which the registered Shareholder is entitled as a result of the Share Consolidation. Until registered Shareholders have returned their properly completed and duly executed letter of transmittal and surrendered their old share certificate(s) for exchange, registered Shareholders will not be entitled to receive any other distributions that may be declared and payable to holders of record following the Share Consolidation.

        Any registered Shareholder whose old share certificate(s) have been lost, destroyed or stolen will be entitled to a replacement share certificate only after complying with the requirements that the Company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

        The method chosen for delivery of share certificates and letters of transmittal to the Company's transfer agent is the responsibility of the registered Shareholder and neither the Company nor the transfer agent will have any liability in respect of share certificates and/or letters of transmittal which are not actually received by the transfer agent.

        REGISTERED SHAREHOLDERS SHOULD NEITHER DESTROY NOR SUBMIT ANY SHARE CERTIFICATE UNTIL HAVING RECEIVED A LETTER OF TRANSMITTAL.

No Fractional Shares

        No fractional Restricted Voting Shares or Special Voting Shares will be issued pursuant to the Share Consolidation and, in the event that a Shareholder would otherwise be entitled to receive a fractional Restricted Voting Share or Special Voting Share following the implementation of the Share Consolidation, such Shareholder shall have such fractional Restricted Voting Share or Special Voting Share rounded down to the nearest whole number of post-consolidation Restricted Voting Shares or Special Voting Shares, as applicable, and such fractional Restricted Voting Shares or Special Voting Shares, as applicable, shall be deemed to have been cancelled. In calculating such fractional interests, all Restricted Voting Shares or Special Voting Shares registered in the name of each registered Shareholder will be aggregated.

No Dissent Rights

        Shareholders are not entitled to exercise any dissent rights under the ABCA with respect to the proposed Share Consolidation.

Accounting Consequences

        If the Share Consolidation is implemented, net income or loss per Share, and other per Share amounts, will be increased because there will be fewer Shares issued and outstanding. In the Company's future financial statements, net income or loss per Share and other per Share amounts for periods ending before the Share Consolidation took effect would be restated to give retroactive effect to the Share Consolidation.

Tax Consequences

        The Share Consolidation is intended to be treated as a tax-free transaction for U.S. federal income tax purposes and holders of Restricted Voting Shares and Special Voting Shares whose Restricted Voting Shares and/or Special Voting Shares, as the case may be, are capital property to them should not realize a capital gain or capital loss as a result of the Share Consolidation for Canadian federal income tax purposes. For a description of the principal Canadian and United States federal income tax considerations applicable to holders of Restricted Voting Shares in connection with the Share Consolidation, see "Certain Canadian Federal Income Tax Considerations" and "Certain United States Federal Income Tax Considerations".

Recommendation of the Board of Directors

        The Board unanimously recommends that the Shareholders vote FOR the Share Consolidation Resolution.

Shareholder Approval

        The Share Consolidation Resolution, the full text of which is set forth in Appendix B, must be approved by a majority of not less than two-thirds of the votes cast by Shareholders, voting together as a single class, present in person or represented by proxy at the Meeting.

        Unless otherwise directed, the persons named in the accompanying form of proxy for the Meeting intend to vote FOR the Share Consolidation Resolution set forth in Appendix B to this proxy statement.

        Notwithstanding the foregoing, the Share Consolidation Resolution proposed for consideration by the Shareholders authorizes the Board, without further notice to or approval of Shareholders, to revoke the Share Consolidation Resolution at any time prior to filing of the Articles of Amendment to effect the Share Consolidation. See Appendix B to this proxy statement for the full text of the Share Consolidation Resolution. As stated above, the Company does not propose to effect the Share Consolidation unless and until the Stated Capital Reduction Resolution has been approved by Shareholders and the Return of Capital has been paid to holders of Restricted Voting Shares.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

Certain Canadian Federal Income Tax Considerations

        The following summary is, as of the date hereof, a summary of the principal Canadian federal income tax consequences generally applicable under the provisions of the Income Tax Act (Canada) (the "Tax Act") to a holder of Restricted Voting Shares who, at all relevant times, for the purposes of the Tax Act, holds the Restricted Voting Shares as capital property and deals at arm's length and is not affiliated with the Company (a "Holder"). Generally, the Restricted Voting Shares will be considered to be capital property to a Holder provided that the Holder does not use or hold the Restricted Voting Shares in the course of carrying on a business and such Holder has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade. Holders who do not hold their Restricted Voting Shares as capital property should consult their own tax advisors with respect to their own particular circumstances.

        This summary is not applicable to a Holder: (i) that is a "financial institution" for purposes of the mark-to-market rules contained in the Tax Act; (ii) that is a "specified financial institution" (as defined in the Tax Act); (iii) an interest in which is a "tax shelter investment" (as defined in the Tax Act); (iv) that reports its "Canadian tax results" (as defined in the Tax Act) in a currency other than Canadian currency; or (v) that has entered into or will enter into, with respect to the Restricted Voting Shares, a "derivative forward agreement" or "synthetic disposition arrangement" (as those terms are defined in the Tax Act). Such Holders should consult their own tax advisors with respect to an investment in the Restricted Voting Shares.

        This summary is based upon the provisions of the Tax Act in force as of the date hereof, and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the "CRA") published in writing by the CRA and publicly available prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Tax Proposals") and assumes that the Tax Proposals will be enacted in the form proposed, although no assurance can be given that the Tax Proposals will be enacted in their current form or at all. This summary does not otherwise take into account or anticipate any changes in law or in the administrative policies or assessing practices of the CRA, whether by way of judicial, legislative or governmental decision or action. This summary is not exhaustive of all possible Canadian federal income tax considerations, and does not take into account other federal or any provincial, territorial or foreign income tax legislation or considerations, which may differ materially from those described in this summary.

        This summary is of a general nature only and is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Holder, and no representations concerning the tax consequences to any particular Holder are made. The tax consequences of acquiring, holding and disposing of Restricted Voting Shares will vary according to the Holder's particular circumstances. Holders should consult their own tax advisors regarding the tax considerations applicable to them having regard to their particular circumstances.

Stated Capital Reduction and Return of Capital

        The Stated Capital Reduction will reduce the paid-up capital (as defined in the Tax Act) ("PUC") of the Restricted Voting Shares by an amount equal to the Stated Capital Reduction. PUC is the aggregate of all amounts received by a corporation upon the issuance of its shares (by class), adjusted in certain circumstances in accordance with the Tax Act. PUC differs from the adjusted cost base of shares to any particular shareholder because adjusted cost base is calculated based on the amount paid by a shareholder to acquire shares of a corporation, whether on issuance by the corporation or through the marketplace.

        The amount that will be paid by the Company to the Shareholders on the Return of Capital on the Restricted Voting Shares will not exceed the PUC of such shares. An amount paid by a public corporation to its shareholders on a reduction of the PUC in respect of any class of its shares is generally deemed to be a dividend by virtue of subsection 84(4.1) of the Tax Act unless the amount may reasonably be considered to have been derived from proceeds of disposition realized by the corporation, or by a person or partnership in which the corporation had a direct or indirect interest at the time that the proceeds were realized, from a transaction that occurred (i) outside the ordinary course of the business of the corporation or the person or partnership that realized the proceeds, and (ii) within the period that commenced 24 months before the payment.

        The proceeds for the Return of Capital were derived from the Transaction. Management of the Company is of the view that the Return of Capital can reasonably be considered to have been derived from proceeds of disposition realized by a person or partnership in which the Company has a direct or indirect interest from a transaction that occurred outside the ordinary course of business of that person or partnership and, as a result, subsection 84(4.1) should not apply to deem the amount paid to holders of Restricted Voting Shares of the Return of Capital to be a dividend. This determination is not free from doubt and no legal opinion or advance tax ruling has been sought or obtained in this regard. If the Return of Capital is deemed to be a dividend under the Tax Act, the provisions of the Tax Act regarding taxable dividends from a taxable Canadian corporation would apply and the summary below would not be applicable.

        The amount by which the Stated Capital Reduction exceeds the Return of Capital will have no immediate Canadian income tax consequences to a Shareholder nor will it affect the Shareholder's adjusted cost base of the Restricted Voting Shares. However, as noted above, the Stated Capital Reduction will reduce the PUC of the Restricted Voting Shares by an amount equal to the Stated Capital Reduction. Such reduction may have an effect in the future, in certain circumstances, including if the Company makes a distribution to shareholders or is wound-up, or if the Company redeems, cancels or acquires its Restricted Voting Shares. As a general rule, upon such transactions, the Shareholder will be deemed to have received a dividend to the extent that the amount paid or distributed exceeds the PUC of the Restricted Voting Shares.

Resident Holders

        The following portion of this summary is applicable to a Holder who, for the purposes of the Tax Act and any applicable tax treaty or convention and at all relevant times, is or is deemed to be resident in Canada ("Resident Holder"). A Resident Holder to whom the Restricted Voting Shares might not constitute capital property may make, in certain circumstances, the irrevocable election permitted by subsection 39(4) of the Tax Act to have the Restricted Voting Shares, and all other Canadian securities held by such person in the year of the election or in any subsequent taxation year, treated as capital property. Resident Holders considering making such election should first consult their own tax advisors.

Stated Capital Reduction and Return of Capital

        The amount received by a Resident Holder on the Return of Capital will not be included in computing the Resident Holder's income for tax purposes but will reduce the adjusted cost base of the Restricted Voting Shares held by the Resident Holder. If the amount by which the adjusted cost base of the Restricted Voting Shares is reduced on the Return of Capital were to exceed the Resident Holder's adjusted cost base in the Restricted Voting Shares, such Resident Holder would be deemed to have realized a capital gain equal to such excess. However, based on historical trading prices for the Restricted Voting Shares since the Company's initial public offering, which ranged from $14.93 to $20.00, Resident Holders are not expected to realize a capital gain as a result of the Return of Capital.

        Generally, a Resident Holder is required to include in computing income for the taxation year one-half of the amount of any capital gain. A Resident Holder that is, throughout the relevant taxation year, a "Canadian-controlled private corporation" (as defined in the Tax Act) may also be liable to pay a refundable tax on its "aggregate investment income", which is defined under the Tax Act to include an amount in respect of taxable capital gains.

Share Consolidation

        In general, a Resident Holder will not realize a capital gain or a capital loss as a result of the Share Consolidation and the aggregate adjusted cost base to a Non-Resident Holder of its Restricted Voting Shares will be the same immediately after the Share Consolidation as it was immediately before the Share Consolidation.

Non-Resident Holders

        The following portion of this summary is applicable to a Holder who, for the purposes of the Tax Act and any applicable tax treaty or convention and at all relevant times, is not resident or deemed to be resident in Canada and who does not use or hold (and is not deemed to use or hold) the Restricted Voting Shares in connection with a business carried on in Canada (a "Non-Resident Holder").

Return of Capital

        The amount received by a Non-Resident Holder on the Return of Capital will not be subject to Canadian federal income tax but will reduce the adjusted cost base of the Restricted Voting Shares held by the Non-Resident Holder. If the amount by which the adjusted cost base of the Restricted Voting Shares is reduced were to exceed the Non-Resident Holder's adjusted cost base of the Restricted Voting Shares, such Non-Resident Holder would be deemed to have realized a capital gain in an amount equal to such excess from a disposition of such shares and the Resident Holder's adjusted cost base of the Restricted Voting Shares would then be nil. However, based on historical trading prices for the Restricted Voting Shares since the Company's initial public offering, which ranged from $14.93 to $20.00, Non-Resident Holders are not expected to realize a capital gain as a result of the Return of Capital.

        A Non-Resident Holder will not be subject to Canadian income tax under the Tax Act on any capital gain realized on any deemed disposition of Restricted Voting Share that results from the Return of Capital unless such Restricted Voting Share constitutes "taxable Canadian property" (as defined by the Tax Act) to the Non-Resident Holder. Provided that the Restricted Voting Shares are listed on a "designated stock exchange" for the purposes of the Tax Act (which includes the TSX) at a particular time, the Restricted Voting Shares generally will not constitute taxable Canadian property to a Non-Resident Holder at that time unless, at any time during the five year period immediately preceding that time: (i) 25% or more of the issued shares of any class or series of the Company's capital stock were owned by any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm's length, and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the value of the Restricted Voting Shares was derived, directly or indirectly, from one or any combination of (a) real or immovable property situated in Canada, (b) "Canadian resource properties", (c) "timber resource properties", and (d) options in respect of, or an interest in, any such property (whether or not the property exists), all for purposes of the Tax Act. A Non-Resident Holder's Restricted Voting Shares can also be deemed to be taxable Canadian property in certain circumstances set out in the Tax Act.

Share Consolidation

        In general, a Non-Resident Holder will not realize a capital gain or a capital loss as a result of the Share Consolidation, and the aggregate adjusted cost base to a Non-Resident Holder of its Restricted Voting Shares will be the same immediately after the Share Consolidation as it was immediately before the Share Consolidation.

Certain United States Federal Income Tax Considerations

        The following is a summary of certain U.S. federal income tax consequences of the Return of Capital and the Share Consolidation to "U.S. Holders" (as defined below).

        You are a U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a Restricted Voting Share and are:

  •
  a citizen or individual resident of the United States;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

        This discussion is limited to U.S. Holders that hold the Restricted Voting Shares as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, as well as differing tax consequences that may apply if you are, for instance:

  •
  a financial institution;

  •
  a dealer or trader in securities that uses a mark-to-market method of tax accounting;

  •
  holding Restricted Voting Shares as part of a "straddle" or integrated transaction;

  •
  a holder whose functional currency is not the U.S. dollar;

  •
  a holder that owns, directly, indirectly or constructively, 10% or more by voting power or value, of the Shares of the Company;

  •
  an accrual method taxpayer who is required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements;

  •
  a tax-exempt entity; or

  •
  a partnership for U.S. federal income tax purposes.

        If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

        This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein. This summary does not address any aspect of state, local or non-U.S. taxation, or any taxes other than income taxes. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

        Except as provided at "—Passive Foreign Investment Company" and to the limited extent discussed under "—Return of Capital", this discussion assumes that the Company has not been, and will not become for the taxable year of the Return of Capital, a passive foreign investment company ("PFIC") for U.S. federal income tax purposes. The PFIC rules are complex and in many important respects are unclear. If the Company is classified as a PFIC for any taxable year during which a U.S. Holder held the Restricted Voting Shares, such holder may be subject to materially adverse U.S. federal income tax consequences. U.S. Holders should consult their tax advisers regarding the determination whether or not the Company is a PFIC and the application of the PFIC rules to them should the Company be, or become, a PFIC.

Return of Capital

        The gross amount that will be paid by the Company to the U.S. Holders on the Return of Capital (including the amount of taxes withheld therefrom, if any) generally will be includable in a U.S. Holder's gross income as dividend income on the date of receipt by the U.S. Holder, but only to the extent that such amount would be paid out of the Company's current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent that the amount paid would exceed the Company's current and accumulated earnings and profits, it will be treated first as a tax-free return of a U.S. Holder's tax basis in its Restricted Voting Shares, and to the extent the amount paid would exceed such U.S. Holder's tax basis, the excess will be treated as capital gain. Any such gain will be treated as long-term capital gain if the U.S. Holder's holding period in the Restricted

Voting Shares exceeds one year. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gain at preferential rates. Gain recognized by a U.S. Holder generally will be treated as U.S. source income for foreign tax credit purposes, unless the gain is subject to tax in Canada and is resourced as foreign source under the provisions of the Canada-United States Income Tax Convention (1980) (the "Treaty"). Any dividend income will generally be foreign source for foreign tax credit purposes. Any dividend income will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from U.S. corporations. Any dividend income that will be paid to certain non-corporate U.S. Holders may be taxable at favourable rates as opposed to being taxable at ordinary income rates; provided that (1) the Company is eligible for the benefits of the Treaty, (2) the U.S. Holder satisfies certain holding period requirements and (3) the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. If the Company is a PFIC for the taxable year in which the Return of Capital distribution is paid or was a PFIC in the immediately preceding taxable year, such distribution will not be taxable at favourable rates that may be available to certain non-corporate U.S. Holders. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends on the Restricted Voting Shares.

        The amount of the distribution that will be paid in foreign currency will be equal to the U.S. dollar value of such currency on the date such distribution is includible in income by the recipient, regardless of whether the payment is in fact converted into U.S. dollars at that time. Any gain or loss on a subsequent conversion or other disposition of the currency for a different U.S. dollar amount generally will be U.S. source ordinary income or loss. Subject to certain conditions and limitations (including specific holding period and at risk rules), non-U.S. taxes withheld from a payment made by the Company to U.S. Holders on the Return of Capital may be eligible for credit against the U.S. Holder's U.S. federal income tax liability. If a refund of the tax withheld is available to the U.S. Holder under the laws of Canada or under the Treaty, the amount of tax that will be withheld that is refundable will not be eligible for such credit against the U.S. Holder's U.S. federal income tax liability (and will not be eligible for the deduction against the U.S. Holder's U.S. federal taxable income). The rules relating to the determination of the U.S. foreign tax credit are complex, and U.S. Holders should consult their tax advisers to determine whether and to what extent a credit would be available with respect to non-U.S. taxes imposed on a distribution.

Share Consolidation

        The Share Consolidation is intended to qualify as a "recapitalization" for U.S. federal income tax purposes under Section 368(a)(1)(E) of the Code. Assuming the Share Consolidation qualifies as a recapitalization, a U.S. Holder should not recognize any gain or loss for U.S. federal income tax purposes as a result of the Share Consolidation. A U.S. Holder's aggregate tax basis in shares received in a Share Consolidation should equal the U.S. Holder's aggregate tax basis in the Restricted Voting Shares exchanged in the Share Consolidation. In addition, each U.S. Holder's holding period for the shares the U.S. Holder will receive in a Share Consolidation should include the U.S. Holder's holding period for the Restricted Voting Shares exchanged in the Share Consolidation. U.S. Holders of Restricted Voting Shares acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.

Passive Foreign Investment Company

        The Company would be classified as a PFIC for any taxable year if either: (i) at least 75% of the Company's gross income is passive income, or (ii) at least 50% of the value of the Company's assets (determined on the basis of a quarterly average) produce or are held for the production of passive income. For this purpose, the Company will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which the Company owns, directly or indirectly, at least 25% (by value) of the stock. Under the PFIC rules, if the Company were classified as a PFIC at any time during which a U.S. Holder held the Restricted Voting Shares, it would continue to be treated as a PFIC with respect to such holder's investment unless the Company ceased to be a PFIC and the U.S. Holder has made certain elections under the PFIC rules.

        The determination as to whether the Company will be a PFIC for the current taxable year or for future years is a factual determination that must be made annually at the end of the taxable year and is dependent on the assets and income of the Company and its subsidiaries. The composition of the Company's income and assets will also be affected by the way it uses the cash received by the Company as a result of the Transaction. The PFIC rules are complex and in many important respects are unclear, in particular with respect to a foreign corporation's interest in a partnership. Although not free from doubt, based on the current and anticipated composition of the income, assets and operations of the Company and its subsidiaries, the Company believes it should not be a PFIC for the current taxable year or in future years. However, there can be no assurance that the Company will not be classified as a PFIC for the current taxable year or for any future taxable year.

        If the Company is classified as a PFIC for any taxable year during which a U.S. Holder held the Restricted Voting Shares, such holder may be subject to materially adverse U.S. federal income tax consequences. Specifically, to the extent the amount of the Return of Capital distribution constitutes an "excess distribution" (defined below) received by the U.S. Holder, the amount of such excess distribution would be allocated ratably over the U.S. Holder's holding period for the Restricted Voting Shares. The amounts allocated to the taxable year of receipt of an excess distribution and to any year before the Company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For the purposes of these rules, an excess distribution is the amount by which any distribution received by a U.S. Holder on the Restricted Voting Shares exceeds 125% of the average of the annual distributions on the Restricted Voting Shares received during the preceding three years or the U.S. Holder's holding period, whichever is shorter. If the Company were a PFIC, similar tax rules would apply to U.S. Holder's indirect interest in any lower tier PFIC of the Company, including adverse U.S. federal income tax consequences relating to distributions by, and disposition of the stock of, such lower tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any subsidiaries of the Company.

        The "qualified electing fund" or "mark-to-market" elections may be available that would result in alternative treatments of the Restricted Voting Shares if the Company is classified as a PFIC. The Company is not obligated to provide information to enable U.S. Holders to make a qualified electing fund election and there can be no assurance that such information will be provided.

        If the Company is classified as a PFIC, a U.S. Holder will also be subject to annual information reporting requirements. Dividends paid in a taxable year for which the Company is a PFIC, or in a taxable year for which the Company was a PFIC in the prior year, will not be taxable at favourable rates that may be available to certain non-corporate U.S. Holders. U.S. Holders should consult their tax advisers about the potential application of the PFIC on their Restricted Voting Shares.

U.S. Information Reporting and Backup Withholding

        Payments of dividends, such as the Return of Capital, that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. U.S. Holders should consult their tax advisers regarding the application of the U.S. information reporting and backup withholding rules.

        Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder's U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the Internal Revenue Service and furnishing any required information.

INTERESTS OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Share Ownership

        The following tables set forth, as of the date of this proxy statement, information known to us regarding the beneficial ownership of Shares by:

  •
  each person known by us to own beneficially more than 5% of the Shares; and

  •
  each of our directors, each of our executive officers and all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Based on information provided to us, except as indicated in the footnotes or as provided by applicable community property laws, the persons named in the table below have sole voting and investment power with respect to the Shares indicated. As of the date of this proxy statement, the following persons beneficially own more than 5% of the Shares.

Shareholder Name and Address	Class of Company Shares	Amount and Nature of Beneficial Ownership	Percentage of Shares(a)	Percentage of Class(b)
Kinder Morgan, Inc.(c)	Special Voting Shares	244,061,460	70.1%	100%
1001 Louisiana Street, Suite 1000 Houston, Texas 77002
Grosvenor Capital Management L.P.	Restricted Voting Shares	10,670,601	3.1%	10.2%
900 North Michigan Avenue, Suite 1100 Chicago, Illinois 60611
Cambridge Global Asset Management (a business unit of CI Investments Inc.)	Restricted Voting Shares	14,820,422	4.3%	14.2%
2 Queen Street East, Twentieth Floor Toronto, Ontario M5C 3G7

Notes:

(a)
Based on an aggregate of 348,650,041 Shares outstanding as of the record date.

(b)
Based on 104,588,581 Restricted Voting Shares and 244,061,460 Special Voting Shares outstanding as of the record date.

(c)
KMI holds the Special Voting Shares through its subsidiaries, KMCC and KM Canada Terminals. KMCC holds 228,856,431 Special Voting Shares, or 65.7% of the outstanding Shares, and KM Canada Terminals holds 15,205,029 Special Voting Shares, or 4.4% of the outstanding Shares. KMI has voting and investment power over the Special Voting Shares held by KMCC and KM Canada Terminals.

        The following table sets forth, as of the date of this proxy statement, information known to us regarding the beneficial ownership of Shares by each of our directors, each of our executive officers and all of our directors and executive officers as a group.

Shareholder Name and Position	Class of Company Shares	Amount and Nature of Beneficial Ownership	Percentage of Aggregate Shares(a)	Percentage of Class(b)
Steven J. Kean	Restricted Voting Shares	—	*	*
Chair of the Board and Chief Executive Officer
Kimberly A. Dang	Restricted Voting Shares	—	*	*
Director
Daniel P.E. Fournier	Restricted Voting Shares	16,500	*	*
Director (Independent)
Gordon M. Ritchie	Restricted Voting Shares	28,210	*	*
Lead Director (Independent)
Dax A. Sanders	Restricted Voting Shares	—	*	*
Director and Chief Financial Officer
Brooke N. Wade	Restricted Voting Shares	7,926	*	*
Director (Independent)
John W. Schlosser	Restricted Voting Shares	—	*	*
President
James Holland	Restricted Voting Shares	—	*	*
President, Products Pipelines
Adam Forman	Restricted Voting Shares	—	*	*
Vice President and Secretary
Denise Mathews	Restricted Voting Shares	—	*	*
Vice President, Human Resources, Information Technology and Administration
Anthony Ashley	Restricted Voting Shares	—	*	*
Vice President and Treasurer
Matt Wojtalewicz	Restricted Voting Shares	—	*	*
Vice President and Controller
Lisa Shorb	Restricted Voting Shares	—	*	*
Chief Administrative Officer
Directors and executive officers as a group	Restricted Voting Shares	52,636	*	*

*
Represents ownership of less than 1%.

Notes:

(a)
Based on an aggregate of 348,650,041 Shares outstanding as of the record date.

(b)
Based on 104,588,581 Restricted Voting Shares outstanding as of the record date.

 OTHER MATTERS

        As of the date of this proxy statement, we know of no business that will be presented for consideration at the Meeting other than the items referred to above. If any other matter is properly brought before the Meeting for action by Shareholders, proxies returned to us will be voted in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED [    •    ], 2018. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

APPENDIX A

STATED CAPITAL REDUCTION RESOLUTION

        "BE IT RESOLVED AS A SPECIAL RESOLUTION OF THE SHAREHOLDERS THAT:

  1.
  the stated capital account maintained by Kinder Morgan Canada Limited (the "Company") in respect of the restricted voting shares in the capital of the Company ("Restricted Voting Shares") is hereby reduced pursuant to Section 38(1) of the Business Corporations Act (Alberta) by an aggregate amount equal to $1.45 billion (the "Reduction") for the purposes of (i) effecting a distribution to holders of Restricted Voting Shares by way of a return of capital, and (ii) providing the Company with additional flexibility to pay dividends in the future if, as and when declared by the board of directors of the Company, and an offsetting increase shall be made to the contributed surplus account of the Company equal to the difference between the amount of the Reduction and the amount distributed to holders of Restricted Voting Shares in payment of the return of capital;

  2.
  notwithstanding that this special resolution has been approved by the shareholders of the Company, the directors of the Company are hereby authorized and empowered, at their sole discretion, to revoke this special resolution prior to its being given effect without any further notice to or approval of the shareholders of the Company; and

  3.
  any director or officer of the Company is hereby authorized and directed to execute and deliver (or cause to be executed and delivered), on behalf of the Company, all such further deeds, agreements, documents or writings, to pay all such expenses and to take such further and other actions or steps as, in the sole discretion of such director or officer, are necessary or desirable in order to carry out fully the foregoing resolutions upon such terms and conditions as may be approved from time to time by the directors of the Company, such approval to be conclusively evidenced by the signing of such deeds, agreements, documents and writings or taking of such actions or steps by such director or officer."

A-1

APPENDIX B

SHARE CONSOLIDATION RESOLUTION

        "BE IT RESOLVED AS A SPECIAL RESOLUTION OF THE SHAREHOLDERS THAT:

  1.
  Kinder Morgan Canada Limited (the "Company") is hereby authorized to amend its Articles pursuant to Section Section 173(1)(f) of the Business Corporations Act (Alberta) (the "ABCA") to change the number of issued and outstanding restricted voting shares ("Restricted Voting Shares") and special voting shares ("Special Voting Shares") in the capital of the Company by consolidating the issued and outstanding Restricted Voting Shares and Special Voting Shares on the basis of one (1) post-consolidation Restricted Voting Share for every three (3) pre-consolidation Restricted Voting Shares and one (1) post-consolidation Special Voting Share for every three (3) pre-consolidation Special Voting Shares (collectively, the "Share Consolidation") on a date to be determined by the directors of the Company, subject to the approval of the Stated Capital Reduction Resolution (as defined in the information circular and proxy statement of the Company dated [    •    ], 2018 (the "proxy statement")) and the payment of the Return of Capital (as defined in the proxy statement) and the approval of the Toronto Stock Exchange, provided that no fractional Restricted Voting Shares or Special Voting Shares shall be issued in connection with the Share Consolidation and the number of post-consolidation Restricted Voting Shares or Special Voting Shares to be received by a holder will be rounded down to the nearest whole number of Restricted Voting Shares or Special Voting Shares, as applicable, that such holder would otherwise be entitled to receive in connection with the Share Consolidation;

  2.
  any director or officer of the Company is hereby authorized and directed to execute and deliver (or cause to be executed and delivered), on behalf of the Company, Articles of Amendment to the Registrar of Corporations appointed under the ABCA;

  3.
  notwithstanding that this special resolution has been approved by the shareholders of the Company, the directors of the Company are hereby authorized and empowered, at their sole discretion, to revoke this special resolution prior filing of the Articles of Amendment without any further notice to or approval of the shareholders of the Company; and

  4.
  any director or officer of the Company is hereby authorized and directed to execute and deliver (or cause to be executed and delivered), on behalf of the Company, all such further deeds, agreements, documents or writings, to pay all such expenses and to take such further and other actions or steps as, in the sole discretion of such director or officer, are necessary or desirable in order to carry out fully the foregoing resolutions upon such terms and conditions as may be approved from time to time by the directors of the Company, such approval to be conclusively evidenced by the signing of such deeds, agreements, documents and writings or taking of such actions or steps by such director or officer."

B-1

KINDER MORGAN CANADA LIMITED 8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com Security Class Holder Account Number Fold Form of Proxy - Special Meeting to be held on [•], [•], 2018 This Form of Proxy is solicited by and on behalf of Management. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder(s). 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted if signed and properly completed, as recommended by Management. 6. The securities represented by this proxy will be voted in favour or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has speciﬁed a choice with respect to any matter to be acted on, the securities will be voted accordingly. Fold 7. This proxy confers discretionary authority in respect of amendments or variations to matters identiﬁed in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Proxies submitted must be received by [•], MDT, on [•], [•], 2018 01FTKB

Appointment of Proxyholder I/We being holder(s) of Kinder Morgan Canada Limited hereby appoint(s): Steven J. Kean, or failing him, Dax A. Sanders, or failing him, John W. Schlosser, or failing him, Adam Forman (the “Management Nominees”) Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein. OR As my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees ﬁt) and all other matters that may properly come before the Special Meeting of shareholders of Kinder Morgan Canada Limited (the “Meeting”) to be held at the Metropolitan Conference Centre, 333 4th Avenue SW, Calgary, AB on [•], [•], 2018 at [•] MDT and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Reduction of Stated Capital A special resolution, the full text of which is included as Appendix A to the information circular and proxy statement of Kinder Morgan Canada Limited (“Company”) dated [•], 2018 (“Proxy Statement”), approving the reduction of the stated capital account of the restricted voting shares of the Company. Fold 2. Share Consolidation A special resolution, the full text of which is included as Appendix B to the Proxy Statement, approving the Company ﬁling its articles of amendment to consolidate (or reverse split) the Company’s issued and outstanding restricted voting shares and special voting shares on the basis of one (1) post-consolidation restricted voting share for every three (3) pre-consolation restricted voting shares and one (1) post-consolidation special voting share for every three (3) pre-consolation special voting shares. Fold Signature(s) Date Authorized Signature(s) – This section must be completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management. MM / DD / YY X K I Q 01FTLB 262745 A R 0 For Against For Against